EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 29, 2015, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in 58.com Inc.'s Annual Report on Form 20-F for the year ended December 31, 2014.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

June 17, 2015